Exhibit 99.1

1720 North First Street San Jose, CA 95112-4598	April 5, 2011 For Immediate Release
Contact:      Martin A. Kropelnicki     (408) 367-8200 (analysts)
                    Shannon Dean     (310) 257-1435 (media)
CALIFORNIA WATER SERVICE GROUP ANNOUNCES
TWO-FOR-ONE STOCK SPLIT
(Subject to Approval of an Increase of Authorized Shares at the Annual Meeting of Stockholders on
May 24, 2011)

SAN JOSE, CA — California Water Service Group (NYSE : CWT) today announced that its Board of Directors has approved a two-for-one stock split of its common stock, to be effected in the form of a stock dividend, subject to stockholder approval of a proposed amendment to the Group’s Certificate of Incorporation to increase the number of shares of common stock that the Group is authorized to issue.
     The Group is seeking stockholder approval of the amendment to its Certificate of Incorporation to increase the number of authorized shares of common stock at its annual meeting of stockholders to be held on May 24, 2011. Subject to receiving such stockholder approval, the record date for the stock dividend will be June 3, 2011 and the distribution date will be June 10, 2011. On the distribution date, it is expected that the transfer agent will mail certificates representing (or otherwise record the ownership of) one additional share of common stock for each share held on the record date. Should stockholder approval of the amendment be obtained, the stock split will increase the number of shares of common stock outstanding from approximately 25 million to approximately 68 million shares. If no such approval is obtained, no stock dividend will be issued.
     California Water Service Group is the parent company of California Water Service Company, Washington Water Service Company, New Mexico Water Service Company, Hawaii Water Service Company, Inc., CWS Utility Services, and HWS Utility Services, LLC. Together these companies provide regulated and non-regulated water service to approximately 2 million people in more than 100 California, Washington, New Mexico and Hawaii communities. Group’s common stock trades on the New York Stock Exchange under the symbol “CWT.”
     This news release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 (“Act”). The forward-looking statements are intended to qualify under provisions of the federal securities laws for “safe harbor” treatment established by the Act. Forward-looking statements are based on currently available information, expectations, estimates, assumptions and projections, and management’s judgment about the Company, the water utility industry and general economic conditions. Such words as expects, intends, plans, believes, estimates, assumes, anticipates, projects, predicts, forecasts or variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance. They are subject to uncertainty and changes in circumstances. Actual results may vary materially from what is contained in a forward-looking statement. Factors that may cause a result different than expected or anticipated include but are not limited to: governmental and regulatory commissions’ decisions, including decisions on proper disposition of property; changes in regulatory commissions’ policies and procedures; the timeliness of regulatory commissions’ actions concerning rate relief; new legislation; changes in accounting valuations and estimates; the ability to satisfy requirements related to the Sarbanes-Oxley Act and other regulations on internal controls; electric power interruptions; increases in suppliers’ prices and the availability of supplies including water and power; fluctuations in interest rates; changes in environmental compliance and water quality requirements; acquisitions and our ability to successfully integrate acquired companies; the ability to successfully implement business plans; changes in customer water use patterns; the impact of weather on water sales and operating results; access to sufficient capital on satisfactory terms; civil disturbances or terrorist threats or acts, or apprehension about the possible future occurrences of acts of this type; the involvement of the United States in war or other hostilities; restrictive covenants in or changes to the credit ratings on our current or future debt that could increase our financing costs or affect our ability to borrow, make payments on debt or pay dividends; and, other risks and unforeseen events. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph. The Company assumes no obligation to provide public updates of forward-looking statements.
     In connection with the proposed amendment to the Group’s Certificate of Incorporation, the Group has filed a preliminary proxy statement with the Securities and Exchange Commission (SEC). The Group expects to file a definitive proxy statement with the SEC on or about April

15, 2011. Once the definitive proxy statement has been filed, investors and other securityholders can obtain copies of the proxy statement free of charge by directing a request to Corporate Secretary, California Water Service Group, 1720 North First Street, San Jose, California 95112-4598. You may also obtain free copies of the proxy statement on the SEC’s website at www.sec.gov or on our website at www.calwatergroup.com.